TABB, CONIGLIARO & McGANN, P. C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               200 MADISON AVENUE
                                   SUITE 2200
                              NEW YORK, N.Y. 10015
                                     ----                     MEMBERS
RONNIE CONIGLIARO, C.P.A.       (212) 883-8222          AMERICAN INSTITUTE OF
KEVIN R. McGANN, C.P.A.       FAX (212) 726-5785    CERTIFIED PUBLIC ACCOUNTANTS





                    Consent of Certified Public Accountants


We consent to the use in this proxy statement of our report on the combined financial statements of The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. as of December 31, 1999 and for the two years then ended, which report is incorporated in this proxy statement by reference.



                                            /s/ TABB, CONIGLIARO & McGANN, P. C.
                                            ------------------------------------
                                            TABB, CONIGLIARO & McGANN, P. C.

New York, New York
June 27, 2000